Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-222759), Form S-3D (No. 333-174473) and Form S-8 (Nos. 333-227481, 333-151277, 333-35783 and 333-228810) of American National Bankshares Inc. of our report dated March 15, 2019 relating to the consolidated financial statements of HomeTown Bankshares Corporation, appearing in the Annual Report on Form 10-K of Hometown Bankshares Corporation for the year ended December 31, 2018 and included in Exhibit 99.1 of this Current Report on Form 8-K/A.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Winchester, Virginia

June 13, 2019

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